Exhibit 19



                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value, of BioTime Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 3rd day of December, 2002.



GREENHOUSE PARTNERS, L.P.          GREENWAY PARTNERS, L.P.
By: Greenmint LLC,                 By:  Greenhouse Partners, its general partner
    its general partner            By:  Greenmint LLC, its general partner

By: /s/Gary K. Duberstein          By:  /s/Gary K. Duberstein
    -------------------------          ----------------------------------------
       Gary K. Duberstein, Member          Gary K. Duberstein, Member



GREENMINT LLC,                     GREENBELT CORP.

By: /s/Gary K. Duberstein          By:  /s/Alfred D. Kingsley
    -------------------------           ----------------------------------------
        Gary K. Duberstein,                Alfred D. Kingsley, President
        Member
                                        /s/Alfred D. Kingsley
                                        ----------------------------------------
                                           Alfred D. Kingsley

GREENBROOK VALLEY LLC                   /s/Gary K. Duberstein
                                         ---------------------------------------
                                           Gary K. Duberstein
By:  /s/Alfred D. Kingsley
     ---------------------
        Alfred D. Kingsley,
        Member